As filed with the Securities and Exchange Commission on April 4, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of Registrant as specified in its charter)

Maryland	31-0724920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Huntington Center

41 South High Street

Columbus, Ohio 43287

(Address, including zip code, of principal executive offices)

Huntington Investment and Tax Savings Plan

(Full title of the Plan)

Richard A. Cheap, Esq.

General Counsel and Secretary

Huntington Bancshares Incorporated

Huntington Center

41 South High Street

Columbus, Ohio 43287

614/480-8300

(Name, address, and telephone number, including area code, of agent for service)

Copies of Correspondence to:

Mary Beth M. Clary, Esq.

Erin F. Siegfried, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.01 par value	25,000,000	$7.31	$182,750,000	$24,928

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that become issuable under the Huntington Investment and Tax Savings Plan by reason of any future stock dividends, stock splits or similar transactions.
(2)	In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Huntington Investment and Tax Savings Plan.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low sales prices of our Common Stock as reported on the Nasdaq Global Select Stock Market as of April 2, 2013.

INTRODUCTION

A total of 8,719,402 shares of our common stock were registered in connection with the Huntington Investment and Tax Savings Plan (the “Plan”) by Form S-8 Registration Statement, Registration No. 33-46327 (the “1992 Form S-8”). An additional 25,000,000 shares of our common stock were registered in connection with the Plan by Form S-8 Registration Statement, Registration No. 333-153573 (the “2008 Form S-8”). We are registering additional shares of common stock for issuance under the Plan. The contents of the 1992 Form S-8 and the 2008 Form S-8 are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information concerning the Plan specified in Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents previously filed by us with the SEC are incorporated by reference:

1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2012;

2.	Proxy Statement dated March 7, 2013, in connection with our 2013 Annual Meeting of Shareholders;

3.	Current Reports on Form 8-K filed on March 15, 2013; and

4.	The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description.

We also incorporate by reference any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all of the securities offered by the prospectus have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 4, 2013.

HUNTINGTON BANCSHARES INCORPORATED

By	/s/ Donald R. Kimble
Donald R. Kimble, Senior Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the trustee of the Huntington Investment and Tax Savings Plan has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on April 4, 2013.

THE HUNTINGTON NATIONAL BANK

By	/s/ Brad Hemstreet
Brad Hemstreet, Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title		Date

/s/ Stephen D. Steinour*	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer))
Stephen D. Steinour		)
)

/s/ Donald R. Kimble*	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer))
Donald R. Kimble		)
)

/s/ David S. Anderson*	Executive Vice President and Controller (Principal Accounting Officer))
David S. Anderson		)
)

/s/ Don M. Casto, III*	Director	)	April 4, 2013
Don M. Casto, III		)

/s/ Ann B. Crane*	Director	)
Ann B. Crane		)

/s/ Steven G. Elliott*	Director	)
Steven G. Elliott		)

/s/ Michael J. Endres*	Director	)
Michael J. Endres		)

/s/ John B. Gerlach, Jr.*	Director	)
John B. Gerlach, Jr.		)

/s/ Peter J. Kight*	Director	)
Peter J. Kight		)

/s/ David P. Lauer*	Director	)
David P. Lauer		)

/s/ Jonathan A. Levy*	Director	)
Jonathan A. Levy		)

/s/ Richard W. Neu*	Director	)
Richard W. Neu		)

/s/ David L. Porteous*	Director	)
David L. Porteous		)

/s/ Kathleen H. Ransier*	Director	)
Kathleen H. Ransier		)
)

*By:	/s/ Donald R. Kimble
Donald R. Kimble, attorney-in-fact for each of the persons indicated

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Huntington Bancshares Incorporated

EXHIBITS

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4(a)*	Huntington Investment and Tax Savings Plan, as amended and restated effective as of January 1, 2010, as amended by the First Amendment, effective as of March 1, 2011, and the Second Amendment, effective as of January 1, 2013.

4(b)	Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented - previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993 and Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5*	Opinion of Porter, Wright, Morris & Arthur LLP regarding the legality of the Common Stock being registered pursuant hereto.

23(a)*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)*	Consent of Deloitte & Touche LLP.

24*	Power of Attorney.

*	Filed herewith.